UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/03/2009

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32253

Delaware	23-3058564
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)

(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On March 3, 2009, certain officers and directors of EnerSys (the "Company") purchased an aggregate face amount of $2.6 million of the Company's 3.375% Convertible Senior Notes due 2038 (the "Securities"), pursuant to Rule 10b5-1 trading plans for each of such officers and directors (each a "Plan", and, collectively, the "Plans").

The Plans were established while it was permissible under applicable securities laws for such officers and directors to purchase and sell securities of the Company. Each Plan complies with the Company's policy on insider trading and is intended to comply with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended.

Pursuant to each Plan, the respective officer or director agreed to purchase a specific principal amount of Securities, at a specified maximum price, and subject to other terms and conditions.

When applicable, details of the transactions effectuated pursuant to a Plan have been disclosed publicly through Form 4 filings with the Securities and Exchange Commission.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: March 04, 2009	By:	/s/ Richard W. Zuidema
Richard W. Zuidema
Executive Vice President, Administration